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                          EDISON SAULT ELECTRIC COMPANY

                          DIRECTOR'S FEE DEFERRAL PLAN









(DIRDEFPN.DIR)                                                   October 1, 1989


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                          EDISON SAULT ELECTRIC COMPANY

                          DIRECTOR'S FEE DEFERRAL PLAN



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I     DEFINITIONS
               A.  Purpose                                                   1
               B.  Definitions                                               1

ARTICLE II     PARTICIPATION AND DEFERRAL AGREEMENTS
               A.  Purpose                                                   2
               B.  Eligibility to Participate                                2
               C.  Deferral Agreement                                        2
               D.  Amount of Deferral                                        3
               E.  Suspension of Participation                               3
               F.  Additional Participation Agreements                       3

ARTICLE III    BENEFIT AND PAYMENTS
               A.  Purpose                                                   3
               B.  Payment of Benefits                                       4
               C.  Calculation of Benefits                                   5

ARTICLE IV     ADMINISTRATION OF PLAN
               A.  Purpose                                                   6
               B.  Administrator                                             6
               C.  Committee                                                 6

ARTICLE V      TERMINATION AND AMENDMENT
               A.  Purpose                                                   6
               B.  Amendment                                                 6
               C.  Termination                                               6

ARTICLE VI     MISCELLANEOUS
               A.  Purpose                                                   7
               B.  Creditor Status                                           7
               C.  Non-alienation                                            7
               D.  Facility of Payment                                       7
               E.  Non-Guarantee of Employment                               7
               F.  Cooperation                                               7
               G.  Governing Law                                             7
               H.  Merger                                                    8




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                          EDISON SAULT ELECTRIC COMPANY

                          DIRECTOR'S FEE DEFERRAL PLAN


ARTICLE I      DEFINITIONS

A.   PURPOSE

     Throughout this Plan, certain words are used frequently. Whenever a word is capitalized, it will have the meaning defined in this Article of the Plan unless the context clearly indicates otherwise.

B.   DEFINITIONS

     (1)  "Anniversary Date" means January 1 of each Plan Year.

     (2) "Beneficiary" means the person(s) so designated in writing by the Participant, or the Participant's lawful spouse in the event that a proper designation is not made by the Participant. In the event the Participant is not survived by a lawful Spouse and no other Beneficiary has been designated, the Participant's estate shall be the Beneficiary.

     (3)  "Board" means the Board of Directors of the Employer.

     (4) "Committee" means the administrative committee, if any, which may be appointed by the Employer's Board of Directors to oversee the administration of the Plan.

     (5) "Deferral Agreement" means an agreement executed by a Director and filed with the Committee prior to the beginning of a period for which fees are to be deferred, pursuant to Article II of the Plan.

     (6) "Deferred Fee" means the portion of a Director's Fee for any Plan Year, or part thereof, that has been deferred pursuant to a Deferral Agreement.

     (7) "Director" means any member of the Board who receives a fee for service on the Board.

     (8)  "Effective Date" means October 1, 1989.

     (9) "Employer" means EDISON SAULT ELECTRIC COMPANY, and any subsidiary or affiliate of Edison Sault Electric Company which has adopted the Plan with the consent of the Board of Directors of Edison Sault Electric Company.

     (10) "Fee" means any compensation paid to a Director for services rendered to the Employer as a Director.

     (11) "Normal Retirement Date" means the date the Participant attains his or her sixty-fifth (65th) birthday, or completes ten (10) years of participation in the Plan, whichever is later.

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     (12) "Participant" means a Director who elects to participate in the Plan by filing a Deferral Agreement with the Committee on a timely basis.

     (13) "Plan" means the EDISON SAULT ELECTRIC COMPANY DIRECTOR'S FEE DEFERRAL PLAN as set forth herein.

     (14) "Plan Year" means the twelve (12) month period commencing on January 1 and ending on December 31 of each calendar year.

     (15) "Policy" means any insurance policy purchased by the Committee from a legal reserve life insurance company authorized to do business in the State of Michigan.

     (16) "Termination of Service" means the termination of the Participant as a Director of the Employer or any subsidiary or affiliate thereof.
          Total Disability shall not be considered a Termination of Service.

     (17) "Total Disability" means a disability, whether temporary or permanent, which results from bodily injury, which is not self-inflicted, which prevents a Participant from engaging in any occupation for compensation or profit and which has existed continuously for a period of at least six (6) months.


ARTICLE II     PARTICIPATION AND DEFERRAL AGREEMENTS

A.   PURPOSE

     This Article describes when a Director becomes eligible to participate in the Plan and what steps must be taken to actually participate.

B.   ELIGIBILITY TO PARTICIPATE

     Any Director of the Employer is eligible to participate in the Plan upon the execution of a Deferral Agreement and the filing of such Deferral Agreement with the Committee in accordance with Section C below.

C.    DEFERRAL AGREEMENT

     (1) Each eligible Director who wishes to participate in the Plan, must execute a Deferral Agreement in the form approved by the Committee (a copy of which is attached to this Plan). Except for the first Plan Year, the Deferral Agreement must be executed and filed with the Committee by November 30 of the Plan Year preceding the Plan Year for which the Deferral Agreement is to be effective.

     (2) For the first Plan Year commencing on the Effective Date, an eligible Director who wishes to participate must execute a Deferral Agreement not later than thirty (30) days after the date of adoption of the Plan by the Board. Any such Deferral Agreement will apply only to Fees which have not yet been earned by or paid to the Director.

     (3) A Director who first becomes eligible during a Plan Year and who wishes to participate must execute a Deferral Agreement not later than thirty (30) days after the date the Committee notifies the Director of eligibility for the Plan. Any such Deferral Agreement will apply only to Fees for the Plan Year which have not yet been earned by or paid to the Director.

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D.   AMOUNT OF DEFERRAL

     (1) A Participant may elect to defer all or any portion of the Fees which are expected to be earned by the Participant over a period of time stipulated in the Deferral Agreement.

     (2) With the exception of fixed dollar amount, all such elections shall automatically apply to any fee adjustment that become effective during the applicable deferral period.

     (3) The amount of Deferred Fees and the period of deferral will be specified in the Deferral Agreement executed by the Director. A Director will not be permitted to change the amount of Fees elected to be deferred in any Deferral Agreement.

E.   SUSPENSION OF PARTICIPATION

     (1) An election by a Participant to enter into a Deferral Agreement will be irrevocable; provided however, that a Participant may elect to suspend the deferral of Fees after one (1) or more years of participation. Any such election must be in writing and filed with the Committee not later than the fifteenth (15th) day preceding the regular Fee payment on which the suspension is to take effect.

     (2) Upon the suspension of participation in the Plan by a Director, the Committee will arrange to pay the Director a lump sum cash payment equal to the amount of Deferred Fees under the Plan as of the date of suspension, less any expenses incurred by the employer in providing for the Fee deferral for the Participant. A Participant who has suspended the deferral of Fees will not be permitted to execute a subsequent Deferral Agreement to take effect prior to the Anniversary Date next following the expiration of a period of twelve (12) months from the date of suspension.

F.   ADDITIONAL PARTICIPATION AGREEMENTS

     At any time, the Committee in its sole discretion may permit a Participant to enter into an additional Deferral Agreement by executing and filing with the with the Committee such a Deferral Agreement prior to November 30 of the Plan Year preceding the Plan Year for which the additional Deferral Agreement is to be effective. Each additional Deferral Agreement will be subject to all of the requirements of this Article II and will be treated as a completely separate Deferral Agreement for all purposes under the Plan.


ARTICLE III    BENEFIT PAYMENTS

A.   PURPOSE

     This Article describes the conditions under which benefits will be paid under the Plan, and the form of benefit payments.

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B.   PAYMENT OF BENEFITS

     (1)  NORMAL RETIREMENT

               Upon the Participant's attainment of his or her Normal Retirement Date, the Committee will take steps to provide for the payment of monthly benefits in accordance with the provisions of Section C of this Article III, with such payments to continue for a period of one hundred and eighty (180) months, or until the death of the Participant, if earlier.

     (2)  DEATH

          (a) PRIOR TO NORMAL RETIREMENT: In the event of the death of a Participant, or a terminated Participant whose benefit is being deferred under Section B (4)(b) of this Article III, prior to his or her Normal Retirement Date, the Committee will arrange to commence monthly benefit payments to the Participant's Beneficiary as of the first day of the month next following the date of death in accordance with Section C below, with such payments to continue for a period of one hundred and eighty (180) months.

          (b) AFTER NORMAL RETIREMENT: In the event of the death of a Participant after his or her Normal Retirement Date and after the commencement of monthly benefit payments, but prior to the receipt of one hundred and eighty (180) monthly payments by the Participant, the Committee will arrange to have monthly benefits continued to the Participant's Beneficiary in accordance with Section C below, with such monthly benefits to continue until a total of one hundred and eighty (180) payments have been made to the Participant and the Beneficiary together.

     (3)  TOTAL DISABILITY

          In the event the Participant suffers a Total Disability where the Participant no longer receives Fees, the Participant will not be required to continue the deferral of Fees. Such disabled Participant will, however be eligible to receive full retirement or death benefits to the same extent as if the Participant had continued to defer Fees in accordance with the Deferral Agreement.

     (4)  TERMINATION OF SERVICE

          (a) WITH LESS THAN SIX (6) YEARS OF PARTICIPATION: If a Participant with less than six (6) years of participation in the Plan incurs a Termination of Service prior to his or her Normal Retirement Date, for reasons other than death, Total Disability, or Governmental Service, with or without cause, voluntarily or involuntarily, and if the Participant's Termination of Employment was not due to fraudulent or dishonest conduct (as determined by the Committee), the Committee will arrange to pay the Director a lump sum cash payment equal to the amount of Fees deferred under the Plan, plus interest as determined by the Committee, less any expenses incurred by the Employer in providing for the Fee deferral for the Participant.

          (b) WITH SIX (6) OR MORE YEARS OF PARTICIPATION: If a Participant with six (6) or more years of participation in the Plan incurs a Termination of service prior to his or her Normal Retirement Date, for reasons other than, death, Total Disability, or Governmental Service, with or without cause, voluntarily or

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               involuntarily, and if the Participant's Termination of Employment
               was not due to fraudulent or dishonest conduct (as determined by the Committee), the Committee will arrange to pay the Director at his or her Normal Retirement Date, the benefit specified in
               Article III, Section B (1).

     (5)  GOVERNMENTAL SERVICE

          In the event that a Participant becomes a member of a governmental agency which has regulatory jurisdiction over the activities of the Employer, the Participant will be deemed to have incurred a Termination of Service and benefits will be paid in accordance with Section 4 above.

C.   CALCULATION OF BENEFITS

     (1) ACCOUNT BALANCES: At any time prior to the commencement of benefits, a Participant's Deferred Fee account balance shall be equal to amounts specified in the Deferral Agreement accumulated on a monthly basis, assuming beginning-of-month deposit, with interest compounded monthly at a rate equivalent to Edison's rate of return, as determined for the Incentive Investment Stock Ownership Plan, for the immediately preceding fiscal year.

     (2) BENEFIT DETERMINATION: As of a Participant's Normal Retirement Date, or other benefit commencement date if earlier, and as of every January 1 thereafter during the installment payment period, the monthly benefit, payable as of the first day of each month until the next January 1, shall be equal to the amount necessary to amortize the Participant's account balance as of the determination date over the remaining installment period, assuming beginning-of-month payments and a compounded monthly interest rate equivalent to Edison's rate of return, as determined for the Incentive Investment Stock Ownership Plan, for the immediately preceding fiscal year.


ARTICLE IV     ADMINISTRATION OF PLAN

A.   PURPOSE

     This Article defines the responsibilities of the parties involved in the administration of the Plan and establishes a claims and appeals procedure to resolve disputes with Plan Participants.

B.   ADMINISTRATOR

     The Employer will be the administrator of the Plan. The Employer may delegate administrative responsibilities to others by action of its Board of Directors and with notice to the person or persons to whom the delegation is made.

C.   COMMITTEE

     The Board may, but need not, appoint a Committee of not less than one member to serve at the pleasure of the Board. Any member of the Committee may resign upon written notice to the Board and the Board may remove any member of the Committee for any reason.

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     (1)  The Committee will act by a majority of its members by vote at a meeting, or in writing without a meeting. If the Committee cannot reach a decision on an issue, a temporary Committee member will be appointed by unanimous vote of all Committee members to decide the issue. In the event the Committee fails to agree on the selection of a temporary Committee member, an arbitrator will be selected by the American Arbitration Association in accordance with its rules.

     (2) The Committee may appoint from its members a chairman to preside over meetings and a secretary (who need not be a member) to keep records of meetings and activities of the Committee. The Committee may also appoint one or more of its members to execute any document on its behalf.

     (3) The Committee will have all powers and authority to make rules and regulations with respect to the Plan and to determine all questions as to interpretation of the Plan provisions and/or the rights or status of Participants or Beneficiaries.

     (4) The Committee will establish a reasonable procedure for the filing of claims and the appeal by Participants of any decision of the Committee.

     (5) If a Committee is not appointed by the Board, the duties and responsibilities of the Committee will be carried out by the Employer.



ARTICLE V    TERMINATION AND AMENDMENT

A.   PURPOSE

     This Article establishes the circumstances under which the Plan can be amended or terminated and how benefits will be distributed if the Plan is terminated.

B.   AMENDMENT

     The Board reserves the right to amend the Plan at any time and for any reason. No amendment will decrease or place further restrictions on a Participant's accrued benefits at the time of such amendment.

C.   TERMINATION

     (1) The Board reserves the right to terminate the Plan or discontinue recognizing further Fee deferrals any time.

     (2) The Plan will be automatically terminated upon the Employer's legal dissolution, adjudication as bankrupt or insolvent, upon a general assignment for the benefit of creditors, upon receiver being appointed.

     (3) In the event of termination of the Plan, any Participant with six (6) or more years of participation will receive a benefit at Normal Retirement Date as provided in Article III, Section 4 (b). Any Participant with less than six (6) years of participation will receive a lump sum cash payment determined in accordance with Article III,
          Section 4 (a). Any benefits in pay status at the time of Plan termination to a retired Participant or Beneficiary will be continued to such Participant or Beneficiary in accordance with the terms of the Plan and any Deferral Agreement between the Participant and the Employer.

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ARTICLE VI     MISCELLANEOUS

A.   PURPOSE

     This Article describes the creditor status of Participants and Beneficiaries, discusses assignability of benefits, and other miscellaneous items.

B.   CREDITOR STATUS

     Participants and their Beneficiaries will have no legal or equitable rights, interest or claims in any property or asset of the Employer, nor will they be beneficiaries of, or have any rights, claims or interests in any life insurance Policies, annuity contract Policies, or the proceeds therefrom owned by or which may be acquired by the Employer. Such Policies or other assets of the Employer will not be held in trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and Policies will be, and remain, the general, unpledged, unrestricted assets of the Employer. The Employer's obligation under the Plan will be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

C.   NON-ALIENATION

     Except as may be required by federal tax withholding rules, benefits hereunder may not be assigned, alienated, commuted, sold, transferred, mortgaged, hypothecated, or in any other way encumbered.

D.   FACILITY OF PAYMENT

     If any individual entitled to a distribution under the Plan is a minor or is adjudged mentally incompetent, the Committee may in its discretion make payments to such individual or to his or her legal representative or to a relative or friend of the individual for his or her benefit. Any payment of a benefit under this paragraph will be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

E.   NON-GUARANTEE OF EMPLOYMENT

     Nothing contained in this Plan will be construed to be a contract of service between the Employer and any Director, or as a guarantee of continued retention of a Director by the Employer.

F.   COOPERATION

     A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee in order to facilitate benefit payments, and by taking such physical examinations as the Committee may deem necessary, and by taking any other action requested by the Committee.

G.   GOVERNING LAW

     The Plan shall be construed in accordance with and governed by the laws of the State of Michigan.


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H.   MERGER

     The Employer will not merge, consolidate, or combine with any other business entity unless and until the obligations of the Employer under the terms of this Plan are provided for adequately.


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